UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 30, 2014

ZIVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan 48320
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Name Change

Based on the results of a meeting of the shareholders of Health Enhancement Products, Inc. (the “Registrant”) on October 14, 2014, shareholders approved an amendment to the Registrant’s Articles of Incorporation changing the name of the Registrant to Zivo Bioscience, Inc.

On October 16, 2014, the Secretary of State of the State of Nevada accepted the Certificate of Amendment amending Article 1 of the Registrant’s Articles of Incorporation to the following: “The name of the corporation is Zivo Bioscience, Inc.”

Change of Symbol and CUSIP

In connection with the change of the Registrant’s name, the Registrant’s CUSIP number with respect to its common stock, $0.001 par value per share, will change to 98978N 101 effective at the open of business on November 10, 2014.

The Registrant worked with FINRA (Financial Industry Regulatory Authority) and, on October 30, 2014, received approval for the name change for financial trading purposes, to take effect at the open of business on November 10, 2014.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date: November 3, 2014	By:	/s/ PHILIP M. RICE, II
Philip M. Rice, II
Chief Financial Officer

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